                     ===================================

                                 EXHIBIT 23(e)

                       CONSENT OF ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING

                     ===================================

              ALEX SHESHUNOFF & CO. INVESTMENT BANKING LETTERHEAD



              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


          In connection with the proposed merger of Security Bank, Houston, Texas and Central Bancshares of the South, Birmingham, Alabama, the undersigned, acting as an independent financial analyst to the common shareholders of Security Bank, hereby consent to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.


                                         January 7, 1994


                                         ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING
                                         AUSTIN, TEXAS


                                         By: THOMAS R. MECREDY
                                            ----------------------------------

                                              Thomas R. Mecredy
                                              Senior Vice President